Exhibit 4.1

STATE OF DELAWARE

CERTIFICATE OF DISSOLUTION

(SECTION 275)

Harvest Natural Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    The name of the Corporation is Harvest Natural Resources, Inc.

2.    The dissolution of the Corporation was authorized by the board of directors of the Corporation on January 12, 2017 and by the stockholders of the Corporation on February 23, 2017.

3.    The dissolution of the Corporation has been duly authorized by the board of directors and stockholders of the Corporation in accordance with subsections (a) and (b) of Section 275 of the General Corporation Law of the State of Delaware.

4.    The names and addresses of the directors and officers of the Corporation are as follows:

NAME	TITLE	ADDRESS
James A. Edmiston	Director, President and CEO	1177 Enclave Parkway, Suite 300 Houston, TX 77077

Stephen C. Haynes	Vice President – Finance, CFO and Treasurer	1177 Enclave Parkway, Suite 300 Houston, TX 77077

Keith L. Head	Vice President, General Counsel and Corp. Sec	1177 Enclave Parkway, Suite 300 Houston, TX 77077

Stephen D. Chesebro’	Director	1177 Enclave Parkway, Suite 300 Houston, TX 77077

Robert E. Irelan	Director	1177 Enclave Parkway, Suite 300 Houston, TX 77077

Edgard Leal	Director	1177 Enclave Parkway, Suite 300 Houston, TX 77077

Patrick M. Murray	Director	1177 Enclave Parkway, Suite 300 Houston, TX 77077

5.    The Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on September 9, 1988.

6.    The dissolution of the Corporation shall be effective on May 4, 2017, at 8:00 p.m. Eastern time.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Dissolution to be signed by an authorized officer, on the 4th day of May, 2017.

HARVEST NATURAL RESOURCES, INC.

By:	/s/ Keith L. Head
Name:	Keith L. Head
Title:	Vice President and General Counsel

[Signature Page to Certificate of Dissolution]